Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Fourth Quarter and Full Year 2019 Results

TYSONS, VA (February 26, 2020) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the fourth quarter and full year ended December 31, 2019. Highlights include:

Fourth Quarter 2019 Highlights

•	Pro-forma Comparable RevPAR was $178.39, an increase of 0.7% from the same period in 2018;
•	Excluding renovation displacement at The Reach Key West, Curio Collection, Pro-forma Comparable RevPAR increased 1.1% from the same period in 2018;
•	Pro-forma Comparable Total RevPAR was $275.63, an increase of 2.1% from the same period in 2018;
•	Net income was $126 million and net income attributable to stockholders was $123 million;
•	Adjusted EBITDA was $223 million;
•	Pro-forma Comparable Hotel Adjusted EBITDA margin was 28.3%, a decrease of 40 bps from the same period in 2018;
•	Adjusted FFO attributable to stockholders was $173 million;
•	Diluted earnings per share was $0.51;
•	Diluted Adjusted FFO per share was $0.72; and
•	Completed the sales of three non-core hotels for total gross proceeds of $262 million and terminated the ground lease at the Hilton Sheffield.

Full-Year 2019 Highlights

•	Pro-forma Comparable RevPAR was $183.32, an increase of 1.9% from the same period in 2018;
•	Excluding renovation displacement at The Reach Key West, Curio Collection, Pro-forma Comparable RevPAR, increased 2.1% from the same period in 2018;
•	Pro-forma Comparable Total RevPAR was $284.14, an increase of 3.2% from the same period in 2018;
•	Net income was $316 million and net income attributable to stockholders was $306 million;
•	Adjusted EBITDA was $786 million;
•	Pro-forma Comparable Hotel Adjusted EBITDA margin was 29.2%, a decrease of 10 bps from the same period in 2018;
•	Adjusted FFO attributable to stockholders was $613 million;
•	Diluted earnings per share was $1.44;
•	Diluted Adjusted FFO per share was $2.88;
•	Completed the $2.5 billion acquisition of Chesapeake Lodging Trust (“Chesapeake”) on September 18, 2019; and
•	Completed the sales of eight non-core hotels for total gross proceeds of $497 million.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am pleased to announce our fourth quarter and full-year 2019 results, which exceeded our expectations. Comparable RevPAR increased 0.7% in the fourth quarter, bringing our full-year 2019 Pro-forma Comparable RevPAR growth to 1.9% when including the Chesapeake portfolio for the fourth quarter. Our fourth quarter results were driven by continued strength from the Hawaii and San Francisco markets, which have been strong all year, as well as overall group strength that offset business transient softness, which is another trend we’ve seen throughout the year. From a corporate perspective, I am thrilled with our meaningful progress toward integrating the Chesapeake portfolio, and we continue to be excited about the upside we see in these assets. We remain confident in our ability to deliver the previously identified $24 million of EBITDA synergies expected in 2020.  Additionally, I am very pleased with our progress toward de-levering the balance sheet, having sold three hotels for gross proceeds of over $260 million during the quarter to reduce our net leverage.”

Selected Statistical and Financial Information

The amounts below, except pro-forma comparable metrics, include the results from the 18 hotels acquired in the Chesapeake merger for Park’s period of ownership following the merger. Pro-forma comparable metrics are presented with respect to our Pro-forma Comparable Hotels and include fourth quarter activity only for the 16 Chesapeake hotels remaining in Park’s portfolio as of December 31, 2019 for each period presented. See definition of “Pro-forma Comparable Hotels” below for more information.

(unaudited, dollars in millions, except RevPAR. ADR and per share data)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	Change(1)		2019	2018	Change(1)
Pro-forma Comparable RevPAR	$178.39	$177.21	0.7%		$183.32	$179.99	1.9%
Pro-forma Comparable Occupancy	80.9%	80.1%	0.8	% pts	82.6%	82.1%	0.5	% pts
Pro-forma Comparable ADR	$220.54	$221.27	(0.3)%		$221.91	$219.18	1.2%

Pro-forma Comparable Total RevPAR	$275.63	$270.04	2.1%		$284.14	$275.33	3.2%

Net income	$126	$55	129.1%		$316	$477	(33.8)%
Net income attributable to stockholders	$123	$54	127.8%		$306	$472	(35.2)%

Adjusted EBITDA	$223	$184	21.2%		$786	$754	4.2%
Pro-forma Comparable Hotel Adjusted EBITDA	$211	$210	0.7%		$769	$749	2.9%
Pro-forma Comparable Hotel Adjusted EBITDA margin	28.3%	28.7%	(40	) bps	29.2%	29.3%	(10	) bps
Adjusted FFO attributable to stockholders	$173	$147	17.7%		$613	$603	1.7%

Earnings per share - Diluted(1)	$0.51	$0.27	88.9%		$1.44	$2.31	(37.7)%
Adjusted FFO per share - Diluted(1)	$0.72	$0.73	(1.4)%		$2.88	$2.96	(2.7)%
Weighted average shares outstanding - Diluted	240	201	39		213	204	9

(1)Amounts are calculated based on unrounded numbers.

Park Comparable Hotels by Market

Highlights of the Company’s key markets, including the results from the 16 Chesapeake hotels remaining in Park’s portfolio as of December 31, 2019 assuming the acquisition of the Chesapeake hotels had taken place on January 1, 2018, include:

•

Hawaii: RevPAR increased 8.7% for the quarter and 5.5% for the full year, primarily due to an increase in transient business for the quarter and an increase in both group and transient business for the full year at the Hilton Waikoloa Village which previously experienced disruption caused by the 2018 volcanic activity on the Big Island as well as an increase in transient rate for the quarter and an increase in group business for the full year at the Hilton Hawaiian Village Waikiki Beach Resort;

•

San Francisco: RevPAR increased 3.2% for the quarter and 6.3% for the full year, primarily from a combined increase in group revenue of 28.8% for the quarter and 22.8% for the full year with the largest increases occurring at the Hilton San Francisco Union Square and Parc 55 San Francisco, which experienced a combined group revenue increase of 29.1% for the quarter and 24.4% for the full year, respectively;

•

Orlando: RevPAR increased 5.5% for the quarter and 0.8% for the full year primarily due to an increase in rate of 2.9% for the quarter and 0.9% for the full year and an increase in group demand of 12.8% for the quarter and 6.4% for the full year;

•

New Orleans: RevPAR decreased 6.7% for the quarter and 1.4% for the full year primarily due to a decrease in group business at the Hilton New Orleans Riverside for the quarter and a decrease in group and transient demand for the full year;

•	Boston: RevPAR decreased 5.0% for the quarter and 1.3% for the full year primarily due to a decrease in transient rates for both the quarter and for the full year;
•	New York: RevPAR decreased 4.7% for the quarter and 1.8% for the full year primarily due to a decline in transient business;
•

Southern California: RevPAR decreased 2.2% for the quarter primarily due to a decrease in group business resulting from fewer citywide room nights for the quarter in San Diego and increased 1.9% for the full year primarily due to an increase in transient business for the full year at the Hilton Santa Barbara Beachfront Resort following the renovation and repositioning of the hotel completed in April 2018;

•

Chicago: RevPAR decreased 2.9% during the quarter and 3.9% for the full year primarily due to a decrease in group business for both the quarter and for the full year resulting from fewer citywide room nights;

•

Key West: Excluding the renovation displacement at The Reach, A Waldorf Astoria Resort, which underwent a conversion to a Curio by Hilton branded hotel and re-opened in December 2019, RevPAR increased 5.7% for the quarter and 5.2% for the full year primarily due to the increase in transient business at Casa Marina, A Waldorf Astoria Resort;

•	Denver: RevPAR increased 9.8% for the quarter and 9.6% for the full year primarily due to an increase in transient demand;
•	Miami: RevPAR decreased 4.0% for the quarter and 5.3% for the full year primarily due to a decline in transient revenue of 7.5% for the quarter and 10.8% for the full year due to a decline in demand;
•	Washington, D.C.: RevPAR increased 2.7% for the quarter and 2.0% for the full year primarily due to an increase in transient rate; and
•	Seattle: RevPAR decreased 8.1% for the quarter and 7.8% for the full year primarily due to a decline in group business for the quarter and decline in transient business for the full year.

Insurance Update

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan Puerto Rico and Park’s two hotels in Key West, Florida. The Caribe Hilton, which was closed throughout 2018, reopened on June 19, 2019.

In December 2019, Park finalized the insurance claims related to the Caribe Hilton and recognized $17 million in business interruption proceeds for the hotel in the fourth quarter. In addition, Park recognized $3 million in business interruption proceeds for the Key West hotels.  For the full year 2019, Park recognized a total of $28 million of business interruption proceeds and, to date, has received approximately $180 million of insurance proceeds for the Caribe Hilton and an aggregate of $12 million of insurance proceeds for both of the Key West hotels.

Capital Investments

Park invested $61 million in the fourth quarter in capital improvements at its hotels, including $37 million on improvements made to guest rooms, meeting spaces and other guest-facing areas. Key projects for the quarter included:

•	Hilton Hawaiian Village Waikiki Beach Resort: $14 million primarily on guest room renovations in the Tapa Tower;
•	The Reach Key West, Curio Collection: $8 million primarily on guest room renovations as part of its conversion to the Curio brand at the end of 2019;
•

Hilton Orlando Bonnet Creek: $8 million primarily on meeting room and guest room renovations as part of its planned conversion to a Signia Hilton branded hotel, which is expected to occur by early 2021;

•	Hilton Boston Logan Airport: $4 million primarily on guest room renovations; and
•	Hilton New Orleans Riverside: $4 million primarily on guest room renovations.

Dispositions

On November 13, 2019, Park and other owners of the entity that owned the Conrad Dublin closed on the sale of their ownership interests in the entity for gross proceeds of approximately $128 million. Park’s pro rata share of the gross proceeds was approximately $61 million. In December 2019, Park sold the 182-room Ace Hotel Downtown Los Angeles for gross proceeds of $117 million, or $643,000 per key, and the 410-room Le Meridien New Orleans for gross proceeds of $84 million, or $205,000 per key.

In December 2019, Park terminated the ground lease on the 128-room Hilton Sheffield Hotel.

On February 19, 2020, Park sold the 503-room Hilton São Paulo Morumbi for gross proceeds of approximately $118 million, or $234,000 per key. Upon the sale of this hotel, Park no longer has any international hotels in its portfolio. Additionally, on the same day Park sold the 197-room Embassy Suites Washington DC Georgetown for gross proceeds of approximately $90 million, or $459,000 per key.

Balance Sheet and Liquidity

Park had the following debt outstanding as of December 31, 2019, which includes debt issued and assumed as part of the acquisition of Chesapeake:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of December 31, 2019
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022	61
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	28
Mortgage loan	W Chicago - City Center	4.25%	August 2023	78
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	141
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.19%(1)		2,486

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.60%	December 2021(3)	—
2016 Term loan	Unsecured	L + 1.55%	December 2021	700
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
2019 Term Facility	Unsecured	L + 1.50%	September 2024	670
Total Variable Rate Debt		3.27%(1)		1,400

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(18)
Total Debt(4)		3.86%(1)		$3,871

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $386 million as of December 31, 2019, including $40 million of restricted cash.

Dividends

Park declared a fourth quarter 2019 cash dividend of $0.55 per share to stockholders of record as of December 31, 2019.  The fourth quarter 2019 cash dividend was paid on January 15, 2020.

On February 21, 2020, Park declared a first quarter 2020 cash dividend of $0.45 per share to be paid on April 15, 2020 to stockholders of record as of March 31, 2020.

Full-Year 2020 Outlook

In 2020 both the Hilton Waikoloa Village and the Caribe Hilton will not be considered comparable hotels. Park expects the full-year 2020 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and\ Comparable RevPAR)

	2020 Outlook
	as of February 26, 2020
Metric	Low		High

Comparable RevPAR Growth	(1.0)%		1.0%
Comparable RevPAR	$184		$188

Net income	$279		$308
Net income attributable to stockholders	$268		$297
Diluted earnings per share(1)	$1.12		$1.24

Adjusted EBITDA	$800		$830
Comparable Hotel Adjusted EBITDA margin change	(175)	bps	(100)	bps
Adjusted FFO per share - Diluted(1)	$2.55		$2.67

(1)     Per share amounts are calculated based on unrounded numbers.

Full-year 2020 guidance is based in part on the following assumptions:

•	The Chesapeake portfolio was held for the full-year 2019 when calculating Comparable RevPAR Growth and Comparable Hotel Adjusted EBITDA margin change;
•

Includes $0 of Adjusted EBITDA from the Caribe Hilton (versus the $8 million of Adjusted EBITDA the hotel generated pre-hurricane) as the hotel continues to ramp up full operations and absorb increased insurance premiums from the hurricane;

•	RevPAR growth disruption of 50 bps and Adjusted EBITDA disruption of $12 million related to the meeting space ROI projects at the Hilton Orlando Bonnet Creek and Waldorf Astoria Orlando;
•	General and administrative expenses are projected to be $43 million, excluding $14 million of non-cash share-based compensation expense;
•	Fully diluted weighted average shares are expected to be 240 million; and
•	Does not take into account potential future acquisitions and dispositions, including those currently under contract, which could result in a material change to Park’s outlook.

Park’s full-year 2020 guidance is based on many factors, many of which are outside the Company’s control and all of which are subject to change.  Park may change the guidance provided during the year as actual and anticipated results vary from these assumptions.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss fourth quarter and full year 2019 results on February 27, 2020 beginning at 11:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Fourth Quarter and Full Year 2019 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Annual Stockholders Meeting

Park will host its 2020 Annual Stockholders Meeting on Friday, April 24, 2020 at 11:30 am ET at 1775 Tysons Boulevard, Tysons, Virginia. Park’s Board of Directors has established the close of business on March 2, 2020 as the record date for determining those stockholders that are entitled to vote at the 2020 Annual Stockholders Meeting.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 60 premium-branded hotels and resorts with over 33,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

.

PARK HOTELS & RESORTS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	December 31,
	2019	2018
ASSETS
Property and equipment, net	$9,594	$7,975
Assets held for sale, net	71	—
Investments in affiliates	35	50
Goodwill	607	607
Intangibles, net	46	27
Cash and cash equivalents	346	410
Restricted cash	40	15
Accounts receivable, net of allowance for doubtful accounts of $2 and $1	180	153
Prepaid expenses	83	82
Other assets	40	44
Operating lease right-of-use-assets	248	—
TOTAL ASSETS (variable interest entities - $242 and $242)	$11,290	$9,363
LIABILITIES AND EQUITY
Liabilities
Debt	$3,871	$2,948
Accounts payable and accrued expenses	217	183
Due to hotel managers	159	137
Due to Hilton Grand Vacations	—	135
Deferred income tax liabilities	50	42
Other liabilities	282	332
Operating lease liabilities	260	—
Total liabilities (variable interest entities - $219 and $217)	4,839	3,777

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 239,589,639 shares issued and 239,386,877 shares outstanding as of December 31, 2019 and 201,290,458 shares issued and 201,198,381 shares outstanding as of December 31, 2018	2	2
Additional paid-in capital	4,575	3,589
Retained earnings	1,922	2,047
Accumulated other comprehensive loss	(3)	(6)
Total stockholders' equity	6,496	5,632
Noncontrolling interests	(45)	(46)
Total equity	6,451	5,586
TOTAL LIABILITIES AND EQUITY	$11,290	$9,363

PARK HOTELS & RESORTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rooms	$500	$418	$1,771	$1,716
Food and beverage	209	181	743	713
Ancillary hotel	83	68	253	236
Other	18	19	77	72
Total revenues	810	686	2,844	2,737

Operating expenses
Rooms	133	112	467	449
Food and beverage	147	127	518	495
Other departmental and support	185	158	638	627
Other property-level	67	50	219	207
Management fees	38	34	139	137
Casualty (gain) loss and impairment loss, net	(26)	—	(18)	(1)
Depreciation and amortization	80	69	264	277
Corporate general and administrative	15	18	62	65
Acquisition costs	5	—	70	—
Other	17	19	78	73
Total expenses	661	587	2,437	2,329

(Loss) gain on sales of assets, net	(1)	(2)	19	96

Operating income	148	97	426	504

Interest income	1	2	6	6
Interest expense	(42)	(33)	(140)	(127)
Equity in earnings from investments in affiliates	(4)	2	14	18
Loss on foreign currency transactions	1	1	(1)	(3)
Other gain (loss), net	45	(4)	46	102

Income before income taxes	149	65	351	500
Income tax expense	(23)	(10)	(35)	(23)
Net income	126	55	316	477
Net income attributable to noncontrolling interests	(3)	(1)	(10)	(5)
Net income attributable to stockholders	$123	$54	$306	$472

Earnings per share:
Earnings per share - Basic	$0.51	$0.27	$1.44	$2.32
Earnings per share - Diluted	$0.51	$0.27	$1.44	$2.31

Weighted average shares outstanding - Basic	239	200	212	203
Weighted average shares outstanding - Diluted	240	201	213	204

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$126	$55	$316	$477
Depreciation and amortization expense	80	69	264	277
Interest income	(1)	(2)	(6)	(6)
Interest expense	42	33	140	127
Income tax expense	23	10	35	23
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	4	6	23	26
EBITDA	274	171	772	924
Loss (gain) on sales of assets, net	1	2	(19)	(96)
Gain on sale of investments in affiliates(1)	(44)	—	(44)	(107)
(Gain) loss on foreign currency transactions	(1)	(1)	1	3
Transition expense	—	—	—	3
Acquisition costs	5	—	70	—
Severance expense	—	—	2	2
Share-based compensation expense	4	4	16	16
Casualty (gain) loss and impairment loss, net	(26)	—	(18)	(1)
Other items	10	8	6	10
Adjusted EBITDA	$223	$184	$786	$754

_____________________________________________________________

(1)	Included in other gain (loss), net in the consolidated statements of operations.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN(1)

(unaudited, dollars in millions)	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted EBITDA(2)	$223	184	$786	$754
Less: Adjusted EBITDA from investments in affiliates	6	9	37	45
Less: All other(3)	(12)	(13)	(53)	(52)
Hotel Adjusted EBITDA(2)	229	188	802	761
Add: Adjusted EBITDA from hotels acquired(4) (5)	—	41	(7)	41
Less: Adjusted EBITDA from hotels disposed of	2	13	11	42
Less: Adjusted EBITDA from non-comparable hotels	16	6	15	11
Pro-forma Comparable Hotel Adjusted EBITDA(1)	$211	$210	$769	$749

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Total Revenues	$810	$686	$2,844	$2,737
Less: Other revenue	18	19	77	72
Add: Revenues from hotels acquired(4) (5)	—	134	(21)	134
Less: Revenues from hotels disposed of	13	56	55	210
Less: Revenues from non-comparable hotels(6)	32	13	56	32
Pro-forma Comparable Hotel Revenues(1)	$747	$732	$2,635	$2,557

	Three Months Ended				Year Ended
	December 31,				December 31,
	2019	2018	Change(7)		2019	2018	Change(7)
Pro-forma Comparable Hotel Revenues(1)	$747	$732	2.1%		$2,635	$2,557	3.3%
Pro-forma Comparable Hotel Adjusted EBITDA(1)	$211	$210	0.7%		$769	$749	2.9%
Pro-forma Comparable Hotel Adjusted EBITDA margin(1)	28.3%	28.7%	(40	) bps	29.2%	29.3%	(10	) bps
_____________________________________________________________
(1)	Includes fourth quarter results only from the 16 Chesapeake hotels remaining in Park’s portfolio as of December 31, 2019 for each period presented.
(2)	Includes EBITDA of $42 million for the three and twelve months ended December 31, 2019, for the period of ownership of the Chesapeake hotels.

(3)	Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.

(4)	Includes fourth quarter results only from the 18 hotels acquired in the Chesapeake merger.
(5)	The year ended December 31, 2019 is adjusted to exclude results from September 18, 2019 through September 30,

2019 for the 16 Chesapeake hotels remaining as of December 31, 2019.

(6)	Includes revenues from Park’s non-comparable hotels and rental revenues from office space and antenna rent leases located at its hotels.

(7)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income attributable to stockholders	$123	$54	$306	$472
Depreciation and amortization expense	80	69	264	277
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Loss (gain) on sales of assets, net	1	2	(19)	(96)
Gain on sale of investments in affiliates(1)	(44)	—	(44)	(107)
Equity investment adjustments:
Equity in earnings from investments in affiliates	4	(2)	(14)	(18)
Pro rata FFO of investments in affiliates	4	6	31	34
Nareit FFO attributable to stockholders	167	128	520	558
Loss on foreign currency transactions	(1)	(1)	1	3
Casualty gain, net	(26)	—	(18)	(1)
Transition expense	—	—	—	3
Acquisition costs	5	—	70	—
Severance expense	—	—	2	2
Share-based compensation expense	4	4	16	16
Other items(2)	24	16	22	22
Adjusted FFO attributable to stockholders	$173	$147	$613	$603

Nareit FFO per share - Diluted(3)	$0.70	$0.63	$2.44	$2.73
Adjusted FFO per share - Diluted(3)	$0.72	$0.73	$2.88	$2.96
Weighted average shares outstanding - Diluted	240	201	213	204

_____________________________________________________________

(1)	Included in other gain (loss), net in the consolidated statements of operations.
(2)

For 2019, includes $15 million of income tax associated with sales of hotels in 2019. For 2018, includes $13 million of income tax expense primarily attributable to an additional built-in gain deferred tax liability as a result of the enactment of the Tax Cuts and Jobs Act, which prohibits the sale of ancillary hotel furniture, fixtures and equipment to be included in a like-kind exchange.

(3)	Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2020 OUTLOOK – EBITDA AND ADJUSTED EBITDA

	Year Ending
(unaudited, in millions)	December 31, 2020
	Low Case	High Case
Net income	$279	$308
Depreciation and amortization expense	309	309
Interest income	(5)	(5)
Interest expense	159	159
Income tax expense	13	14
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	19	19
EBITDA	774	804
Severance expense	1	1
Share-based compensation expense	14	14
Other items	11	11
Adjusted EBITDA	$800	$830

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2020 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Year Ending
(unaudited, in millions except per share data)	December 31, 2020
	Low Case	High Case
Net income attributable to stockholders	$268	$297
Depreciation and amortization expense	309	309
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(15)	(15)
Pro rata FFO of equity investments	29	29
Nareit FFO attributable to stockholders	587	616
Severance expense	1	1
Share-based compensation expense	14	14
Other items	11	11
Adjusted FFO attributable to stockholders	$613	$642
Adjusted FFO per share - Diluted(1)	$2.55	$2.67
Weighted average diluted shares outstanding	240.0	240.0

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-Forma Comparable Hotels

The Company presents certain data for its consolidated hotels on a pro-forma comparable hotel basis as supplemental information for investors: Pro-forma Comparable RevPAR, Pro-forma Comparable Occupancy, Pro-forma Comparable ADR, Pro-forma Comparable Total RevPAR, Pro-forma Comparable Hotel Adjusted EBITDA and Pro-forma Comparable Hotel Adjusted EBITDA Margin. The Company presents pro-forma comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. The Company includes in pro-forma comparable hotels, for the fourth quarter of each period presented only, operating results from the 16 hotels acquired in the Chesapeake merger in September 2019 that remain in the portfolio as of December 31, 2019 and excludes the operating results from all hotels acquired in the Chesapeake merger for the first three quarters of each year presented.  Pro-forma comparable hotels also include the operating results for the Park legacy hotels that: (i) were active and operating since January 1st of the previous year, and (ii) have not sustained substantial property damage or business interruption, have not undergone large-scale capital projects and for which comparable results are not available. Due to the effects of business interruption from Hurricane Maria at the Caribe Hilton in Puerto Rico during the first half of 2019, the results from this property were excluded from pro-forma comparable hotels in 2019. Additionally, pro-forma comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018, one consolidated hotel that was returned to the lessor after the expiration of the ground lease in December 2018, one hotel returned to the lessor upon early termination of the ground lease in December 2019, and seven consolidated hotels that were sold in 2019. Of the 55 hotels that are consolidated as of December 31, 2019, 54 hotels have been classified as pro-forma comparable hotels.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel

Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, Total RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.